Cullen/Frost Bankers, Inc.
                             Form 10-Q
                          Exhibit Index
Exhibit            Description
-------            -----------
11                 Statement re: Computation of Earnings per Share
27                 Statement re: Financial Data Schedule 6-30-98 (EDGAR VERSION)
27.1               Statement re: Financial Data Schedule restated for the merger of Overton Bancshares, Inc. (EDGAR VERSION)

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Exhibit 11

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

                                 Cullen/Frost Bankers, Inc.
                          Computation of Earnings Per Common Share
                                Basic and Diluted (Unaudited)
                          (in thousands, except per share amounts)



                                             Six Months Ended      Three Months Ended
                                                   June 30                June 30
                                           -------------------     -------------------
Basic Earnings per Share                     1998        1997        1998        1997
--------------------------                 -------     -------     -------     -------
Net income                                 $30,869     $35,125     $11,456     $18,128
                                           =======     =======     =======     =======

Weighted average number of common
 shares outstanding                         26,470      26,622      26,520      26,614
                                           =======     =======     =======     =======
Basic earnings per common share            $  1.17     $  1.32     $   .43     $   .68



                                             Six Months Ended       Three Months Ended
                                                June 30                   June 30
                                           -------------------     -------------------
Diluted Earnings per Share                   1998        1997        1998        1997
--------------------------------           -------     -------     -------     -------
Net income                                 $30,869     $35,125     $11,456     $18,128
                                           =======     =======     =======     =======

Weighted average number of
 common shares outstanding                  26,470      26,622      26,520      26,614
Addition from assumed exercise of
 stock options                                 795         790         784         804
                                           -------     -------     -------     -------
Weighted average number of common
 shares outstanding, including
 dilutive effect of stock options           27,266      27,412      27,304      27,418
                                           =======     =======     =======     =======
Diluted earnings per common share          $  1.13     $  1.28     $   .42     $   .66
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